
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Spectrum Global Balanced L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                      31,670,567
<SECURITIES>                                         0
<RECEIVABLES>                                2,977,004<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              34,675,067<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                34,675,067<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             1,893,775<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               899,675
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                994,100
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            994,100
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   994,100
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $2,841,187 and interest receivable of $135,817.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $27,496.
<F3>Liabilities include redemptions payable of $161,145, accrued brokerage fees of $121,407, and accrued management fees of $32,991.
<F4>Total revenue includes realized trading revenue of $1,820,696, net change in unrealized of $(654,063) and interest income of $727,142.

